EXCEL TECHNOLOGY, INC.
                            41 Research Way
                         E. Setauket, NY 11733
                    ...............................

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2001

                    ...............................


     Notice is hereby given that the Annual Meeting of Stockholders of Excel Technology, Inc. (the "Company") will be held at the offices of Excel Technology, Inc., 41 Research Way, East Setauket, New York 11733, on May 23, 2001, at 10:00 A.M. EST, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.   To approve the Executive Officer Bonus Plan;

3. To ratify the selection by the Board of Directors of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 2001; and

4. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

     All stockholders are cordially invited to attend the meeting.

     By Order of the Board of Directors

     /s/ Antoine Dominic
     ...................
     Antoine Dominic,
     Secretary

April 16, 2001


         IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                         AND RETURNED PROMPTLY.

                         EXCEL TECHNOLOGY, INC.
                            41 Research Way
                         E. Setauket, NY 11733

                    ...............................

                             PROXY STATEMENT

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2001
                    ...............................

                 SOLICITATION AND REVOCATION OF PROXIES

     This statement is furnished in connection with the solicitation by the Board of Directors of Excel Technology, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of the Stockholders of the Company (the "Meeting"), to be held on May 23, 2001, at 10:00 A.M. EST, at the offices of the Company, 41 Research Way, East Setauket, New York 11733 and any adjournments thereof.

     A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary of the Company before the Meeting, and any stockholder present at the Meeting may revoke his proxy thereat and vote in person if he so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted by the person named in the form of proxy (i) FOR the election of the nominees for directors named herein, (ii) FOR the approval of the Executive Officer Bonus Plan, (iii) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001, and
(iv) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting.

     The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telefax. The Company may also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the Company's common stock (the "Common Stock"), and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this proxy statement is April 16, 2001.

     Only stockholders of record at the close of business on April 2, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 11,759,925 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes each shall be included as shares present and voting for purposes of determining whether a quorum is present at the Meeting. Each vote shall be tabulated separately. Abstentions shall not be counted as votes cast for purposes of determining whether a proposal has been approved. As a result, they will have the same effect as a vote against a proposal. Broker non-votes, if any, will be treated as not present or represented for purposes of determining whether stockholder approval of the matter has been obtained. Other than the election of directors, which requires a plurality of the votes entitled to be cast by holders of shares represented in person or by proxy at the Meeting, each matter submitted to the stockholders requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented in person or by proxy at the Meeting.

                             PROPOSAL NO. 1
                  NOMINATION AND ELECTION OF DIRECTORS

     Five persons, all of whom are members of the present Board of Directors, are nominees for election to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the Meeting for the election of the five nominees named below. If any nominee should refuse or be unable to serve, the shares represented by the proxies will be voted for any nominee as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors believes that all of the nominees named herein are able and willing to serve as a director if elected.

     The Board of Directors recommends that the stockholders vote FOR the election of all nominees to the Board of Directors listed below.

                          Nominee            Age
                     ..................     .....
                      J. Donald Hill          68
                      Antoine Dominic         39
                      Steven Georgiev         67
                      Howard S. Breslow       61
                      Joseph J. Ortego        47

     The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

     Mr. Hill has been Chairman of the Board of Directors since January 1996. He served as Chief Executive Officer of the Company from January 1996 to October 2000, President of the Company from August 1994 until February 1998, and Chief Financial Officer of the Company from January 1994 until March 1995. In addition, he was President of Quantronix Corporation ("Quantronix"), a subsidiary of the Company, from November 1992 until January 1996, and was a business consultant to Quantronix from February 1992 to November 1992. From January 1991 to October 1991, Mr. Hill was Chief Executive Officer of Medstone International, Inc., a company engaged in the manufacture, marketing and sale of shock wave therapy devices. From 1988 to 1990, he was Director of Corporate Finance at Weeden & Co., an investment firm and member of the New York Stock Exchange. Mr. Hill served as Vice Chairman of First Affiliated Securities, Inc. from 1978 to 1988, and from 1966 to 1977 he was a General Partner of Loeb, Rhoades & Company.

     Mr. Dominic was appointed Chief Executive Officer in October 2000. In addition, he has been President and Chief Operating Officer of the Company since February 1998, he has been a director of the Company since January 1996, and he has also served as Chief Financial Officer of the Company since March 1995. He also served as President of Quantronix from January 1996 until October 2000. From June 1992 to January 1995, Mr. Dominic was Executive Vice President, Chief Financial Officer and Director of CompuDyne Corporation, a manufacturer of data acquisition equipment and access control systems, and Corcap Inc., a holding company (both are related publicly-held companies). From March 1990 to June 1992, Mr. Dominic was the Chief Financial Officer for CompuDyne Corporation and Corcap Inc. From August 1987 to March 1990, Mr. Dominic was Chief Financial Officer of Quanta Systems Corporation, a division of CompuDyne Corporation. Mr. Dominic holds a B.S. in accounting, an M.B.A., and is a non-practicing CPA.

     Mr. Georgiev has been a director of the Company since December 1991 He currently serves as a director of Senetek, PLC a publicly held company that develops products for the enhancement of the quality of life. From 1993 to 1997, he served as Chairman and CEO of Palomar Medical Technologies, Inc. ("Palomar"), a biotechnology company. Since 1988, he has acted as a business and management consultant to several high technology companies, including EG&G, Inc., Cybernetics Products, Inc., Camber, Inc., Dynatrend, Inc. and Palomar. From 1972 to 1975, and later from 1978 to 1988, Mr. Georgiev was Chairman, President and Treasurer of Dynatrend, Inc., which specializes in providing engineering and program management services primarily to the United States Government. From 1961 to 1972 and later from 1975 to 1978, Mr. Georgiev held a variety of positions with Avco Systems, a high technology aerospace business, including Project Director - Missile Systems; Director of Engineering; Director of Advanced Programs; and Vice President - Marketing and Planning. Since 1980, Mr. Georgiev also has been involved in the start-up and subsequent development of several companies. Mr. Georgiev has a B.S. degree in engineering physics and an M.S. degree in management.

     Mr. Breslow has been a director of the Company since January 1996. Since 1972, he has been a partner of the law firm of Breslow & Walker, LLP, New York, New York, which firm serves as general counsel to the Company. Mr. Breslow currently serves as a director of FIND/SVP, Inc., a publicly-held company engaged in the development and marketing of information services and products; Cryomedical Sciences, Inc., a publicly-held company engaged in the development and sale of medical devices; Vikonics, Inc., a publicly-held company engaged in the design and sale of computer-based security systems; and Lucille Farms, Inc., a publicly-held company engaged in the manufacture and marketing of dairy products.

     Mr. Ortego has been a director of the Company since June 1999. Mr. Ortego has been a practicing attorney in New York for more than 20 years. Since 1998, he has been a member of the law firm of Nixon Peabody, LLP. From 1986 to 1998, he was a partner with the law firm of Rivkin, Radler & Kremer. From 1979 to 1983, Mr. Ortego served as Assistant District Attorney for New York County (Manhattan).

Director Compensation
 .....................

     The Company compensates non-employee directors for their services in such capacity at the rate of $500 per Board of Directors' meeting attended. In addition, on the date of the Company's 2000 Annual
Stockholder's Meeting, members of the Board of Directors were granted non-incentive options to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value on such date.

Board Meetings and Certain Committees
 .....................................

     The Board of Directors held seven meetings during the year ended December 31, 2000. Each director attended all of the meetings. The Board of Directors has no standing nominating or compensation committees. Management compensation is determined by the non-employee directors of the Company.

     The Board of Directors has an Audit Committee which held two meetings during the year ended December 31, 2000. A copy of the Audit Committee Charter adopted by the Board of Directors is attached as Exhibit A. During 2000, the Audit Committee was comprised of Messrs. Georgiev and Breslow. Mr. Ortego was added to the Audit Committee in April 2001. Mr. Georgiev and Mr. Ortego are "independent directors" as defined under Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. Mr. Breslow is a member of Breslow & Walker, LLP, legal counsel to the Company. In 1998, Breslow & Walker received in excess of $200,000 for legal services rendered. As a result, Mr. Breslow does not qualify as an independent member of the Audit Committee under NASD rules. Mr. Breslow was approved by the Board of Directors as a non-independent member of the Audit Committee following a determination by the Board that Mr. Breslow's relationship as a member of Breslow & Walker, LLP would not interfere with his exercise of independence from management and the Company. In giving such approval, the Board also considered Mr. Breslow's background in accounting and taxation (he has a BBA in Accounting and an LLM in Taxation), and his invaluable knowledge and experience derived from serving as legal counsel to the Company since 1990 and as a director of the Company since 1996.

Audit Committee Report
 ......................

     The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors.

     The Audit Committee has discussed the audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by Ernst & Young were compatible with their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.


                                       Steven Georgiev
                                       Howard Breslow





              EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following Meeting. The Company's executive officers, as well as significant employees of the Company and its subsidiaries, are listed in the following table, and certain information concerning such significant employees follows the table.

            Name         Age                    Position
     ..................   ...    .......................................

     J. Donald Hill        68    Chairman of the Board of the Company
     Antoine Dominic       39    Chief Executive Officer,
                                 President, Chief Operating
                                 Officer, and Secretary of the
                                 Company
     Angelo Chiodo         55    Vice President of Engineering
     Redmond P. Aylward    49    President, Cambridge Technology, Inc.
     Reinhard Baumert      56    President, Excel Technology Europe GmbH
     Dave Clarke           38    President, Synrad, Inc.
     Francis Dominic       42    President, The Optical Corporation
                                 President, Photo Research, Inc.
     Qiang Fu              38    President, Quantronix Corporation
     Steve Graham          45    President, Control Laser Corporation

     Mr. Chiodo has been Vice President of Engineering since October 2000. From September 1997 to September 2000, he was President of Control Laser Corporation ("Control Laser"), a subsidiary of the Company. He joined Control Laser in 1983 as Engineering Manager and was made Director of Engineering in 1986. Previously, Mr. Chiodo was head of Development Engineering for TRW Electronics. Prior to that, he was head of Development Engineering for General Dynamics. Mr. Chiodo holds a B.S. degree in Engineering.

     Mr. Aylward has been President of Cambridge Technology, Inc. ("Cambridge"), a subsidiary of the Company, since February 1999. He joined Cambridge as Director of Sales & Marketing in 1994, and was promoted to Vice President of Sales & Marketing in 1997. Prior to Cambridge, he worked for GenRad, Inc., where he held positions in Product Line Management, Marketing Management, Engineering Management and Design Engineering for over 18 years. Mr. Aylward holds B.S. and M.S. degrees in Electrical Engineering from Northeastern University.

     Dr. Baumert has been President of Excel Technology Europe GmbH ("Excel Europe"), a subsidiary of the Company, since November 1990. From 1982 to 1985, he developed commercial laser and laser applications at Battelle Institute / Frankfurt. In 1985, he joined Spectra Physics as Export Sales Manager for Europe, Africa, and the Middle East. Dr. Baumert holds a Ph.D. in physics.

     Mr. Clarke has been President of Synrad, Inc. ("Synrad"), a subsidiary of the Company, since September 1998. Mr. Clarke joined Synrad in 1994 as International Sales Manager. In 1995, he became Vice President of Marketing and then President of Emerald Laser, Synrad's then research and development division. Previously, Mr. Clarke worked for Optilas Ltd., a European distributor of laser technology, for eight years in various positions including General Manager. Mr. Clarke holds a B.S. degree in Applied Physics.

     Mr. Francis Dominic has been President of Photo Research, Inc. ("Photo Research"), a subsidiary of the Company, since November 1996, and President of The Optical Corporation (TOC), a subsidiary of the Company, since June 2000. From 1988 to 1996, he was Vice President and General Manager of Seth-Cole, a manufacturer of reprographics and graphic arts media. He holds a B.S. degree in Engineering and an M.B.A. Francis Dominic is the brother of Antoine Dominic.

     Mr. Graham has been President of Control Laser since October 2000, and he was Executive Vice President of Control Laser from September 1997 to September 2000. Having worked with Control Laser for almost eighteen years, he has held several positions including Design Engineer, Electrical Engineering Manager, Program Manager, Production & Manufacturing Manager and Sales & Marketing Director. Prior to joining Control Laser, he worked as an Electrical Design Engineer at Insystec, Inc., a manufacturer of notebook computers, and at TRW Financial Systems, Inc., a manufacturer of ATMs and Point of Sale Terminals. Mr. Graham holds a B.S. degree in Electrical Engineering and an M.B.A.

     Dr. Qiang Fu has been President of Quantronix Corporation ("Quantronix"), a subsidiary of the Company, since October 2000. He joined Quantronix in 1992 as a senior R&D scientist. He was promoted to Director of Research and Development in 1996, Vice President of Research and Development in 1998, and Executive Vice President in 1999. Dr. Fu holds B.S., M.S. and Ph.D. degrees in Physics and an M.S. degree in Electrical Engineering.


             BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth as of April 2, 2001, certain information, based upon publicly available filings, regarding the beneficial ownership of Common Stock by each person owning more than 5% of the Common Stock, each director and nominee, each Named Executive Officer, and all directors and executive officers as a group.

          Name                       Number
(and Address of 5% Holders)         Owned (1)     Percentage of Class
 ............................      ............    ...................

Citigroup, Inc.                   3,321,848 (2)          28.2%
399 Park Avenue
New York, NY 10043

J. Donald Hill                      329,494 (3)           2.8%

Antoine Dominic                     174,032 (4)           1.5%

Steven Georgiev                      11,000 (5)             *

Howard S. Breslow                    42,000 (5)             *

Joseph J. Ortego                     20,000 (6)             *

Executive officers and
  directors as a group
  (five persons)                    576,526 (7)           4.8%

*Less than 1%.
 .........................................................................

     (1) Unless otherwise indicated below, all shares are owned beneficially and of record.
     (2) Information with respect to Citigroup, Inc. ("Citigroup") and related parties is based on the Schedule 13G, dated January 29, 2001, filed by those parties. Of the total shares reported, Citigroup has shared voting and dispositive power with respect to 3,321,848 shares, Salomon Smith Barney Holdings, Inc. ("SSB Holdings") has shared voting and dispositive power with respect to 3,321,848 shares, SSB Citi Fund Management, LLC ("SSB Citi Fund") has shared voting and dispositive power with respect to 743,150 shares, Salomon Brothers Holding Company, Inc. ("SBHC") has shared voting and dispositive power with respect to 2,549,298 shares, and Salomon Smith Barney, Inc. ("SSB") has shared voting and dispositive power with respect to 2,549,298 shares. SBHC is the sole stockholder of SSB, SSB Holdings is the sole stockholder of SBHC and SSB Citi Fund, and Citigroup is the sole stockholder of SSB Holdings.
     (3) Includes 140,000 shares of Common Stock underlying exercisable stock options.
     (4) Includes 60,000 shares of Common Stock underlying exercisable stock options.
     (5) Includes 10,000 shares of Common Stock underlying exercisable stock options.
     (6) Consists of 20,000 shares of Common Stock underlying exercisable stock options.
     (7) Includes 240,000 shares of Common Stock underlying exercisable stock options.


                         EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and to the executive officers of the Company (other than the Chief Executive Officer) who received salary and bonus payments in excess of $100,000 in 2000
(collectively, the "Named Executive Officers").




                                                                              Long Term Compensation
                                                                    ...........................................
                                     Annual Compensation                   Awards                 Payouts
                                   ..............................   ......................   ..................
                                                          Other                Securities               All
                                                          Annual    Restricted  Underlying             Other
        Name and                                          Compen-     Stock      Options/      LTIP    Compen-
        Principal                   Salary      Bonus     sation     Award(s)      SARs       Payout   sation
        Position            Year     ($)      ($) <F3>      ($)        ($)         (#)          ($)     ($)
 ..........................  ....   .........   ........   .......   .......... ............  ........ ........

J. Donald Hill <F1>         2000   $294,710   $741,500       0          0      110,000 <F5>      0       0
 Chairman of the Board      1999   $264,035   $639,775       0          0       10,000 <F5>      0       0
 Excel Technology, Inc.     1998   $254,932   $521,000       0          0      180,000 <F4>      0       0

Antoine Dominic <F2>        2000   $283,604   $942,500       0          0      210,000 <F5>      0       0
 President, Chief Executive 1999   $238,786   $637,775       0          0       10,000 <F5>      0       0
 Officer, Chief Operating   1998   $229,805   $521,000       0          0      155,000 <F6>      0       0
 Officer,
 Excel Technology, Inc.
 .......................................

<F1>  Mr. Hill was appointed Chairman of the Board effective October 10, 2000.
<F2>  Mr. Dominic was appointed Chief Executive Officer effective October 10, 2000 in addition to his positions as
      President and Chief Operating Officer effective February 17, 1998.
<F3>  The amounts indicated include bonuses deferred at the election of the executive officer.  Mr. Hill deferred
      $120,000 of his 1998 bonus to 1999, $183,775 of his 1999 bonus to 2000 and $220,000 of his 2000 bonus to
      2001.  Mr. Dominic deferred $120,000 of his 1998 bonus to 1999, $183,775 of his 1999 bonus to 2000 and
      $410,000 of his 2000 bonus to 2001.
<F4>  Represents options to acquire shares of Common Stock.  130,000 of these options were previously issued and were repriced on October 19, 1998.
<F5>  Represents options to acquire shares of Common Stock.
<F6>  Represents options to acquire shares of Common Stock. 105,000 of these options were previously issued and were repriced on October 19, 1998.


                      OPTION GRANTS DURING 2000

     The following table provides information related to options granted to the Named Executive Officers during the year ended December 31, 2000:






                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                           Price Appreciation for
                                                 Individual Grants                           Option Term <F1>
                   ....................................................................    .......................
                     Number of        % of Total
                       Shares        Options/SARs
                     Underlying        Granted to       Exercise or
                    Option/SARs        Employees         Base Price      Expiration
Name                Granted <F2>    in Fiscal Year      $/Share <F3>         Date               5%        10%
 ................   ............     ...............  ...............   ................    .........  ..........
J. Donald Hill         10,000             2.7%             $29.00          3/30/10         $  182,379 $  462,185
                      100,000            26.5%             $24.63          3/24/10         $1,548,967 $3,925,388

Antoine Dominic        10,000             2.7%             $29.00          3/30/10         $  182,379 $  462,185
                      200,000            53.1%             $24.63          3/24/10         $3,097,935 $7,850,775
 .......................................



<F1>  The potential realizable value portion of the foregoing table illustrates value that might be received upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options.  These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
<F2>  Options to acquire shares of Common Stock.
<F3>  The exercise price equaled the fair market value of the Common Stock on the date of grant.


                      OPTION EXERCISES DURING 2000
                       AND YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Executive Officers during 2000 and the number and value of options held at year-end. The Company does not have any outstanding stock appreciation rights.



                                                                                          Value of Unexercised
                                                               Number of Unexercised           In-the-Money
                                                                    Option/SARs               Options/SARs
                                                              at Fiscal Year End (#)    at Fiscal Year End ($)<F1>
                                                           ...........................  ...........................
                        Shares Acquired    Value Realized
Names                   on Exercise (#)         ($)         Exercisable Unexercisable   Exercisable  Unexercisable
 ...............         ...............    ..............  ............ ..............  ............ ..............
J. Donald Hill          210,000            $7,586,250      120,000      170,000         $1,364,200   $906,710
Antoine Dominic         126,447            $3,306,825       20,000      260,000         $  129,530   $777,180

 .......................................
<F1>  The closing price for the Common Stock as reported on the NASDAQ National Market System on December 31, 2000
was $19.953. Value is calculated on the basis of the difference between the option exercise price and $19.953 multiplied by the number of shares of Common Stock underlying the option if the closing price is greater than the option exercise price.



                   EMPLOYMENT AND RELATED AGREEMENTS

     In October 2000, the Company entered into a five-year employment agreement with J. Donald Hill which automatically renews for additional one year periods unless employment is terminated as provided in the agreement. Effective May 30, 2000, Mr. Hill receives a base salary of $300,000 per annum, subject to annual review, and is eligible to receive bonus compensation in accordance with corporate bonus plans adopted by the Board from time to time. The agreement provides that in the event the Company terminates Mr. Hill's employment without cause, he is entitled to receive his base salary for a period of two years from termination.

     In October 2000, the Company entered into a five-year employment agreement with Antoine Dominic which automatically renews for additional one year periods unless employment is terminated as provided in the agreement. Effective May 30, 2000, Mr. Dominic receives a base salary of $300,000 per annum, subject to annual review, and is eligible to receive bonus compensation in accordance with corporate bonus plans adopted by the Board from time to time. The agreement provides that in the event the Company terminates Mr. Dominic's employment without cause, he is entitled to receive his base salary for a period of two years from termination.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions are made by the non-employee directors of the Company. There were no interlocks or insider (employee) participation during 2000.

        REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Guidelines
 .......................

     The Company is engaged in a highly competitive industry and must attain high levels of quality and safety in the design, production, and servicing of its products. To succeed, the Company believes that it must offer executive compensation that reflects competitive pay practices of other companies and job responsibility, and enables the Company to attract, retain, and reward qualified, experienced executives. The Company also believes that any competitive pay package should be structured, in part, to align management's interests with the success of the Company by making a portion of compensation dependent on operating achievements and, to a lesser extent, on stock performance. The non-employee members of the Board of Directors have determined that these objectives are best met by offering the Company's two executive officers competitive base salaries, quarterly bonuses which are payable based on a percentage of pre-tax profits if minimum pre-tax profit margins are achieved, and stock options that vest over time.

Chief Executive Officer Compensation
 ....................................

     Based on the criteria described above and the factors set forth below, the non-employee members of the Board of Directors approved an increase in Mr. Dominic's annual base salary from $261,250 to $300,000. In doing so, the outside directors took into account the increases in the Company's revenues, per share earnings, and operating cash flows, and the successful completion of the Baublys acquisition. In addition, Mr. Dominic's bonus, which was payable based on a percentage of pre-tax profits, increased from $586,000 to $942,500 as a result of increases in the Company's pre-tax earnings.


                                        J. Donald Hill, Chairman
                                        Antoine Dominic
                                        Steven Georgiev
                                        Howard S. Breslow
                                        Joseph A. Ortego



                               PROPOSAL NO. 2
              APPROVAL OF THE EXECUTIVE OFFICER BONUS PLAN

     Under the terms of Mr. Dominic's employment agreement, he is entitled to receive a bonus as determined by the Company's Board of Directors. In each of the past five years, Mr. Dominic's bonus was determined as follows: (a) 2.5% of the first 10% of pre-tax profits if pre-tax margins were at least 5%, and (b) 5% of pre-tax profits over 10% if pre-tax margins exceeded 10%. In each case, the bonus to be paid was accrued in calculating pre-tax profits. In 2000, the bonus accrual amounted to $942,500, of which approximately $410,000 was deferred until 2001.

     To reward Mr. Dominic based on the Company's performance, the Board of Directors desires to implement this bonus formula, to be known as the "Executive Officer Bonus Plan," throughout the term of Mr. Dominic's employment agreement which, unless extended, will expire in October, 2005. The Board of Directors is recommending that the stockholders approve the material terms of the Executive Officer Bonus Plan so that bonuses awarded under the Executive Officer Bonus Plan may be fully deducted by the Company.

     In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes an annual $1 million limit on the Company's federal income tax deduction for compensation paid to the Company's chief executive officer and the four other most highly compensated executive officers of the Company. However, certain "performance based compensation" approved by the stockholders is not subject to the deduction limit. The Executive Officer Bonus Plan is designed to provide for this type of performance-based compensation.

     If approved by the stockholders, the Executive Officer Bonus Plan will become effective for the year ending December 31, 2001 and compensation paid under the Executive Officer Plan will not be subject to the deduction limit. The Board of Directors may terminate the Executive Officer Bonus Plan at any time, and also may amend the Executive Officer Bonus Plan from time to time, with or without notice.

     The Board of Directors recommends a vote FOR the approval of the Executive Officer Bonus Plan.


                         STOCK PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the period from December 31, 1995 through December 31, 2000, with the cumulative total return on the S&P 500 and the Company Peer Group. The Company Peer Group represents 8 companies in the laser technology field, all of which are listed on NASDAQ.

                         STOCK PERFORMANCE GRAPH
  (Assumes Initial Investment of $100 & Reinvestment of Dividends)

Description            1995     1996    1997    1998    1999    2000
 ..................... ......   ......  ......  ......  ......  ......
Excel Technology, Inc.  100    122.64  167.93  154.72  270.76  301.18
S & P 500               100    122.96  163.98  210.84  255.22  231.98
Peer Group              100    106.84  105.39   92.74  172.27  154.76


PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected the accounting firm of Ernst &
Young LLP ("E&Y") to serve as independent auditors of the Company for the year ending December 31, 2001 and proposes the ratification of such decision. A representative of E&Y is expected to be present at the Meeting to make a statement if he wishes to do so and to respond to appropriate stockholder questions.

Audit Fees
 ..........

During 2000, E&Y acted as the independent auditors for the Company and its subsidiaries, and also rendered other services on their behalf, including tax-related services. The following table sets forth the aggregate fees billed or expected to be billed by E&Y for audit services rendered in connection with the financial statements and reports for 2000 and for other services rendered during 2000 on behalf of the Company and its subsidiaries:

     Audit Fees                     $120,000
     All Other Fees                 $254,900

Prior Auditors
 ..............

     On June 21, 2000, the Company dismissed KPMG LLP ("KPMG") as its independent accountants, and appointed E&Y as its new independent auditors. The decision to discontinue the services of KPMG was approved by the Company's Board of Directors upon the recommendation of the Company's Audit Committee. Prior to E&Y's appointment, the Company had not consulted with E&Y on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on the Company's financial statements.

     The reports of KPMG on the Company's financial statements for 1998 and 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1998 and 1999 and through June 21, 2000, there was no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their report.

     The Company provided KPMG with a copy of this disclosure and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from KPMG, dated June 28, 2000, was filed as Exhibit 16 to the Company's Current Report on Form 8-K, dated June 28, 2000.

     The Board of Directors recommends a vote FOR ratification of the selection of E&Y as the independent auditors for the Company for the year ending December 31, 2001.


                          CERTAIN TRANSACTIONS

     Howard S. Breslow, a director of the Company, is a partner of the law firm of Breslow & Walker, LLP, the Company's legal counsel. In 2000, the Company paid Breslow & Walker, LLP $25,000 for legal services.

     Joseph J. Ortego, a director of the Company, is a partner of the law firm of Nixon Peabody, LLP, the Company's legal counsel. In 2000, the Company paid Nixon Peabody, LLP $149,000 for legal services.


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities Exchange Commission ("SEC") and the NASDAQ National Market, and to furnish a copy of such reports to the Company. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended December 31, 2000, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

                          STOCKHOLDER PROPOSALS

     Stockholders proposals for action at the 2002 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement, and must be received by the Secretary no later than December 8, 2001 in order that they may be considered for inclusion in next year's proxy statement and proxy card. Stockholders who intend to present a proposal at the Company's 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 21, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                          MAILINGS TO STOCKHOLDERS

     The Annual Report to stockholders of the Company for the year ended December 31, 2000, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith. Such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

     For those stockholders who share a single address, only one Annual Report and Proxy Statement will be sent to that address. This practice, known as "householding," is designed to reduce the Company's printing and postage costs. Upon request, the Company will promptly send a separate Annual Report or Proxy Statement to any stockholder residing at such an address. Requests may be made by calling Investor Relations at (631) 784-6100 or by writing to Investor Relations at 41 Research Way, East Setauket, New York 11733. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any stockholder receiving multiple copies of the Company's annual report and proxy statement desires householding, they may contact Investor Relations in the same manner.


                              OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Antoine Dominic, Secretary, 41 Research Way, E. Setauket, New York, 11733.

                                      By Order of the Board of Directors

                                      /s/ Antoine Dominic
                                      ..................................
                                      Antoine Dominic, Secretary
E. Setauket, New York
April 16, 2001

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.


                                                               Exhibit A
                                                               .........


                                CHARTER
                                   OF
                          THE AUDIT COMMITTEE
                                   OF
                         EXCEL TECHNOLOGY, INC.


1.  Membership of the Committee.
    ............................

The Audit Committee ("Committee") of the Board of Directors ("Board") of Excel Technology, Inc. (the "Company") shall consist of at least three directors who are independent (as defined below). Each member of the Committee shall be able to read and understand financial statements. In addition, the Committee shall consist of at least one member who possesses past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member's financial sophistication. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Furthermore, a director will not be considered independent if he or she has:

     a. been employed by the Company or its affiliates in the current or past three years;

     b. accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     c. an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

     d. been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; or

     e. been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

Notwithstanding the above, one director who is not independent, a current employee of the Company, or an immediate family member of an employee of the Company, may be appointed to the Committee. The Board may appoint a non-independent director where they determine that such membership on the Committee is required by the best interests of the Company and its shareholders. Where a non-independent director has been appointed, the Board must disclose the nature of the relationship and the reasons for the appointment in the next annual proxy statement. At no time, however, may the Company have more than one non-independent director serving on the Committee.

2.  Role and Independence of the Committee.
    .......................................

The Committee shall assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and perform such other duties as directed by the Board. The Committee shall maintain free and open communication. The Committee shall hold private executive sessions, at least annually, with the independent accountants, the internal auditors, and the management of the Company. In discharging its oversight role, the Committee shall investigate any matter brought to its attention by the auditors.


3.  Revision of the Charter.
    ........................

This charter shall be reviewed and, if necessary, updated on an annual basis.

4.  Accountability of Auditors.
    ...........................

The auditors shall be accountable to the Board of Directors and the Committee as representatives of the Company's shareholders.

5.  Scope of Committee's Responsibilities.
    ......................................

The audit committee's primary responsibilities and processes shall include:

     a. Ensuring the receipt of a formal written statement from the outside auditor that delineates all relationships between the auditor and the Company, and considering such affirmation in determining if the auditor is in fact independent;

     b. Actively engaging in dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking appropriate action to oversee such independence;

     c. Selecting, evaluating, and, where appropriate, replacing the outside auditor after such decision has been made by the Committee and Board as representatives of the Company's shareholders.

6.  Meeting Frequency.
    ..................

The Committee will meet annually, at a minimum, to review and reassess the adequacy of this formal written charter.

7.  Implementation.
    ...............
All actions necessary to comply with this Committee Charter shall be implemented by June 14, 2001. Prior to the implementation date, however, the Committee may consist of a majority of independent directors.